Exhibit (a)(4)


                         EATON VANCE MUTUAL FUNDS TRUST

                                    Amendment
                                       of
                Establishment and Designation of Series of Shares
                    of Beneficial Interest, Without Par Value

                     (as amended effective August 13, 2001)

     WHEREAS, the Trustees of Eaton Vance Mutual Funds Trust, a Massachusetts business trust (the "Trust"), have previously designated separate series (or "Funds"); and

     WHEREAS, the Trustees now desire to add one additional series (i.e., Eaton Vance Equity Research Fund) and to further redesignate the series or Funds pursuant to Section 5.1 of Article V of the Trust's Amended and Restated Declaration of Trust dated August 17, 1993 (as further Amended) (the "Declaration of Trust");

     NOW, THEREFORE, the undersigned, being at least a majority of the duly elected and qualified Trustees presently in office of the Trust, hereby divide the shares of beneficial interest of the Trust into the following separate series ("Funds"), each Fund to have the following special and relative rights:

1.  The Funds shall be designated as follows effective August 13, 2001:

          Eaton Vance Cash Management Fund
          Eaton Vance Equity Research Fund
          Eaton Vance Floating-Rate High Income Fund
          Eaton Vance Floating-Rate Fund
          Eaton Vance Government Obligations Fund
          Eaton Vance High Income Fund
          Eaton Vance International Growth Fund
          Eaton Vance Money Market Fund
          Eaton Vance Municipal Bond Fund
          Eaton Vance Strategic Income Fund
          Eaton Vance Tax Free Reserves
          Eaton Vance Tax-Managed Capital Appreciation Fund
          Eaton Vance Tax-Managed Emerging Growth Fund 1.1
          Eaton Vance Tax-Managed Emerging Growth Fund 1.2
          Eaton Vance Tax-Managed Growth Fund 1.1
          Eaton Vance Tax-Managed Growth Fund 1.2
          Eaton Vance Tax-Managed International Growth Fund
          Eaton Vance Tax-Managed Value Fund
          Eaton Vance Tax-Managed Young Shareholder Fund
          Eaton Vance Insured Tax-Managed Growth Fund
          Eaton Vance Insured Tax-Managed Emerging Growth Fund
          Eaton Vance Insured High Income Fund
          Eaton Vance Insured Tax-Managed International Growth Fund


2. Each Fund shall be authorized to invest in cash, securities, instruments and other property as from time to time described in the Trust's then currently effective registration statements under the Securities Act of 1933 and the Investment Company Act of 1940. Each share of beneficial interest of each Fund ("share") shall be redeemable, shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters on which shares of that Fund shall be entitled to vote and shall represent a pro rata beneficial interest in the assets allocated to that Fund, all as provided in the Declaration of Trust. The proceeds of sales of shares of each Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to such Fund, unless otherwise required by law. Each share of a Fund shall be entitled to receive its pro rata share of net assets of that Fund upon liquidation of that Fund.

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3.  Shareholders  of each Fund shall vote  separately  as a class to the extent provided in Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940.

4. The assets and liabilities of the Trust shall be allocated among the above-referenced Funds as set forth in Section 5.5 of Article V of the Declaration of Trust, except as provided below:

 (a) Costs incurred by each Fund in connection with its organization and start-up, including Federal and state registration and qualification fees and expenses of the initial public offering of such Fund's shares, shall (if applicable) be borne by such Fund.

 (b) Reimbursement required under any expense limitation applicable to the Trust shall be allocated among those Funds whose expense ratios exceed such limitation on the basis of the relative expense ratios of such Funds.

 (c) The liabilities, expenses, costs, charges and reserves of the Trust (other than the management and investment advisory fees or the organizational expenses paid by the Trust) which are not readily identifiable as belonging to any particular Fund shall be allocated among the Funds on an equitable basis as determined by the Trustees.

5. The Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of any Fund now or hereafter created, or to otherwise change the special and relative rights of any such Fund, and to terminate any Fund or add additional Funds as provided in the Declaration of Trust.

6. Any Fund may merge or consolidate with any other corporation, association, trust or other organization or may sell, lease or exchange all or substantially all of its property, including its good will, upon such terms and conditions and for such consideration when and as authorized by the Trustees; and any such merger, consolidation, sale, lease or exchange shall be deemed for all purposes to have been accomplished under and pursuant to the statutes of the Commonwealth of Massachusetts. The Trustees may also at any time sell and convert into money all the assets of any Fund. Upon making provision for the payment of all outstanding obligations, taxes and other liabilities, accrued or contingent, of such Fund, the Trustees shall distribute the remaining assets of such Fund ratably among the holders of the outstanding shares. Upon completion of the distribution of the remaining proceeds or the remaining assets as provided in this paragraph 6, the Fund shall terminate and the Trustees shall be discharged of any and all further liabilities and duties hereunder with respect to such Fund and the right, title and interest of all parties with respect to such Fund shall be canceled and discharged.

                                        2

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7.  The  Declaration  of Trust  authorizes the Trustees to divide each Fund and any other series of shares into two or more classes and to fix and determine the relative rights and preferences as between, and all provisions applicable to, each of the different classes so established and designated by the Trustees. The Funds shall have classes of shares established and designated as follows:

(a) Classes A and B
-------------------
Eaton Vance Insured High Income Fund, Eaton Vance Insured Tax-Managed Emerging Growth Fund, Eaton Vance Insured Tax-Managed Growth Fund and Eaton Vance Insured Tax-Managed International Growth Fund

(b) Classes A, B and C
----------------------
Eaton Vance Government Obligations Fund, Eaton Vance Strategic Income Fund and Eaton Vance Tax-Managed Emerging Growth Fund 1.1

(c) Classes A, B, C and D
-------------------------
Eaton Vance Tax-Managed Capital Appreciation Fund, Eaton Vance Tax-Managed International Growth Fund, Eaton Vance Tax-Managed Value Fund and Eaton Vance Tax-Managed Young Shareholder Fund

(d) Classes A. B. C, D and I
----------------------------
Eaton Vance Tax-Managed Emerging Growth Fund 1.2 and Eaton Vance Tax-Managed Growth Fund 1.2

(e) Classes A, B, C, I and S
---------------------------
Eaton Vance Tax-Managed Growth Fund 1.1

(f) Classes A, B and I
----------------------
Eaton Vance Municipal Bond Fund

(g) Adviser Class and Classes B, C, and I
-----------------------------------------
Eaton Vance Floating-Rate Fund and Eaton Vance Floating-Rate High Income Fund

(h) Classes B and C
--------------------
Eaton Vance High Income Fund


The Trustees may designate additional classes in the future. For purposes of allocating liabilities among classes, each class of that Fund shall be treated in the same manner as a separate series.

Dated:  August 13, 2001


/s/ Jessica M. Bibliowicz                     /s/ Norton H. Reamer
-------------------------                    -----------------------
Jessica M. Bibliowicz                        Norton H. Reamer

/s/ Donald R. Dwight                         /s/ Lynn A. Stout
-------------------------                    -----------------------
Donald R. Dwight                             Lynn A. Stout

/s/ James B. Hawkes                           /s/ Jack L. Treynor
-------------------------                    -----------------------
James B. Hawkes                              Jack L. Treynor


------------------------
Samuel L. Hayes, III

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